EXHIBIT 23.1

Shelley International CPA

144 S. Mesa Drive #E

Mesa, AZ  85210

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated April 28, 2005, included in this Form 10-KSB in the previously filed Registration Statement of Tankless Systems Worldwide, Inc. on Form S-8 (File No. 333-123663, effective March 30, 2005).

/s/ Shelley International CPA

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Shelley International CPA

Mesa Arizona

April 29, 2005